English Translation
Exhibit 10.11
Powers of Attorney
We, Bangxin Zhang, Yundong Cao, Yachao Liu and Yunfeng Bai, collectively own 100% of the equity interests of Beijing Xueersi Education Technology Co., Ltd. (“Xueersi Education”) and Beijing Xueersi Network Technology Co., Ltd. (“Xueersi Network”) (particularly, Bangxin Zhang owns 56.5%, Yundong Cao owns 26%, Yachao Liu owns 10% and Yunfeng Bai owns 7.5% of the equity interest of each of Xueersi Education and Xueersi Network). We hereby irrevocably authorize TAL Education Technology (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights concerning the abovementioned equity interests while the powers of attorney (the “Powers of Attorney”) granted hereby remain effective:
We exclusively authorize WFOE or its designated representative(s) (“Agent”) to exercise our rights as our agent according to the agent’s own will, which rights include but are not limited to:
1.	Attending shareholders’ meetings of Xueersi Education and Xueersi Network;

2.	Exercising all the rights of shareholders of Xueersi Education and Xueersi Network on such shareholders’ meetings pursuant to relevant laws and regulations and the articles of association of such companies, which rights include but are not limited to the right to nominate and the right to vote.
Without limiting the Powers of Attorney, Agent has the right to execute the Equity Interest Transfer Agreement provided for under the Call Option Agreement on behalf of us within the scope of the Powers of Attorney, and to perform the Call Option Agreement and Equity Pledge Agreement dated as of February 12, 2009 to which we are parties.
The Powers of Attorney are irrevocable and remain effective during the entire period when we are shareholders of Xueersi Education and Xueersi Network, commencing from the date of execution of the Powers of Attorney.
During the effective period of the Powers of Attorney, we shall relinquish any rights with respect to the equity interests of Xueersi Education and Xueersi Network that are entrusted to Agent hereby, and shall not exercise any such rights
We shall accept and bear responsibilities for any legal consequences arising from Agent’s exercise of the authority granted hereby. We hereby affirm that in any case Agent shall not be required to bear any liabilities or make any economic compensation for exercising such authority.
We shall provide Agent with full support in its exercise of the authority granted hereby, including timely executing shareholders’ consent already agreed upon by Agent or other legal documents when necessary (such as when required by relevant governmental authorities for approval, registration or filing procedures).

If the authority granted to Agent hereby cannot be exercised for any reason other than our breach of the Powers of Attorney within the effective period of the Powers of Attorney, the parties shall seek a closest alternative to the arrangements hereunder and modify or amend the terms and conditions of the Powers of Attorney by signing supplemental agreements to achieve the purpose of the Powers of Attorney.
[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY, AND THE NEXT PAGE IS THE SIGNATURE PAGE.]
[SIGNATURE PAGE OF THE POWERS OF ATTORNEY]

/s/ Bangxin Zhang	/s/ Yundong Cao
Bangxin Zhang	Yundong Cao

/s/ Yachao Liu	/s/ Yunfeng Bai
Yachao Liu	Yunfeng Bai
Date: August 12, 2009